EXHIBIT 24

POWER OF ATTORNEY

        Each of the undersigned officers and Directors of Oglebay Norton Company, a Delaware corporation (the “Company”), which proposes to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-4 (or such other form as may be applicable) under the Securities Act of 1933, as amended, with respect to the merger of the Company with and into a to-be-formed Ohio corporation in order to cause the reincorporation of the Company in Ohio and with respect to the other proposals to be presented by the Company at its 2001 Annual Stockholders meeting, hereby constitutes and appoints David H. Kelsey, Michael F. Biehl and Rochelle F. Walk, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign in any and all capacities and file (1) such registration statement with all exhibits thereto and other documents in connection therewith, (2) any and all amendments, post-effective amendments and supplements thereto, and (3) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ JOHN N. LAUER JOHN N. LAUER	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2000

/s/ DAVID H. KELSEY DAVID H. KELSEY	Vice President and Chief Financial Officer (Principal Financial Officer)	December 11, 2000

/s/ MICHAEL F. BIEHL Michael F. Biehl	Principal Accounting Officer	December 7, 2000

/s/ JAMES T. BARTLETT James T. Bartlett	Director	December 7, 2000

/s/ ALBERT C. BERSTICKER Albert C. Bersticker	Director	December 12, 2000

/s/ WILLIAM G. PRYOR William G. Pryor	Director	December 11, 2000

/s/ MADELEINE W. LUDLOW Madeleine W. Ludlow	Director	December 12, 2000
Signature	Title	Date

/s/ MALVIN E. BANK Malvin E. Bank	Director	December 12, 2000

/s/ WILLIAM G. BARES William G. Bares	Director	December 12, 2000

/s/ JOHN D. WEIL John D. Weil	Director	December 12, 2000